Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus, filed with the Securities and Exchange Commission in Post-Effective Amendment No. 16 to the Registration Statement under the Securities Act of 1933 (Form N-1A, Registration No. 333-192991).
   /s/ Ernst & Young LLP

Los Angeles, California
June 12, 2020